Exhibit 24.1

TRUIST FINANCIAL CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William H. Rogers, Jr., Daryl N. Bible and Ellen M. Fitzsimmons, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 of Truist Financial Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments, in connection with the registration under the Securities Act of 1933, as amended, of any and all debt and equity securities, including, without limitation, (i) debt securities; (ii) common stock of the Company (including any rights associated with such common stock), including shares of common stock issuable upon the conversion of or in exchange for other securities; (iii) preferred stock of the Company, including shares of preferred stock issuable upon the conversion of or in exchange for other securities and other related securities, including, without limitation, depositary instruments evidencing interests in preferred stock; (iv) depositary shares; (v) warrants for the purchase of debt or other securities; (vi) stock purchase contracts and units; (vii) units; and (viii) any other securities authorized to be issued by the Board of Directors of the Company (the “Board”) or any appropriately authorized committee of the Board, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ William H. Rogers, Jr. William H. Rogers, Jr.	President and Chief Executive Officer (Principal Executive Officer)	October 26, 2021

/s/ Kelly S. King Kelly S. King	Executive Chairman and Director	October 26, 2021

/s/ Daryl N. Bible Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2021

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	December 17, 2021

/s/ Jennifer S. Banner Jennifer S. Banner	Director	October 26, 2021

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	October 26, 2021

/s/ Agnes Bundy Scanlan Agnes Bundy Scanlan	Director	October 26, 2021

/s/ Anna R. Cablik Anna R. Cablik	Director	October 26, 2021

/s/ Dallas S. Clement Dallas S. Clement	Director	October 26, 2021

/s/ Paul D. Donahue Paul D. Donahue	Director	October 26, 2021

/s/ Paul R. Garcia Paul R. Garcia	Director	October 26, 2021

/s/ Patrick C. Graney III Patrick C. Graney III	Director	October 26, 2021

/s/ Linnie M. Haynesworth Linnie M. Haynesworth	Director	October 26, 2021

/s/ Easter A. Maynard Easter A. Maynard	Director	October 26, 2021

/s/ Donna S. Morea Donna S. Morea	Director	October 26, 2021

/s/ Charles A. Patton Charles A. Patton	Director	October 26, 2021

/s/ Nido R. Qubein Nido R. Qubein	Director	October 26, 2021

/s/ David M. Ratcliffe David M. Ratcliffe	Director	October 26, 2021

/s/ Frank P. Scruggs, Jr. Frank P. Scruggs, Jr.	Director	October 26, 2021

/s/ Christine Sears Christine Sears	Director	October 26, 2021

/s/ Thomas E. Skains Thomas E. Skains	Director	October 26, 2021

/s/ Bruce L. Tanner Bruce L. Tanner	Director	October 26, 2021

/s/ Thomas N. Thompson Thomas N. Thompson	Director	October 26, 2021

/s/ Steven C. Voorhees Steven C. Voorhees	Director	October 26, 2021

3